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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-35559 of Corporate Express, Inc. on Form S-4 of our reports dated February 6, 1997, appearing in the Annual Report on Form 10-K of Data Documents Incorporated for the year ended December 31, 1996, and to the references to us under the headings "Selected Financial Data" and "Experts" in this Prospectus, which is part of this Registration Statement.


     /s/ Deloitte & Touche LLP
     DELOITTE & TOUCHE LLP
     Omaha, Nebraska

     October 14, 1997